Exhibit (d)(1)(P)

JOHN HANCOCK VARIABLE INSURANCE TRUST

AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

AMENDMENT (the “Amendment”) made this 1st day of January, 2016, to the Amended and Restated Advisory Agreement dated September 26, 2008, between John Hancock Variable Insurance Trust , a Massachusetts business trust (the “Trust” or “JHVIT”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A is amended to reduce the advisory fee for the Equity Income Trust.

2.	EFFECTIVE DATE

The Amendment shall become effective with respect to the fund on the later of:

(i) the date of its execution, and

(ii) approval by the Board of Trustees of the Trust of the Amendment.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

John Hancock Variable Insurance Trust

By:	/s/ Andrew Arnott
Andrew Arnott, President

John Hancock Investment Management Services, LLC

By:	/s/ Phil Fontana
Phil Fontana, Vice President

APPENDIX A

ADVISORY FEE SCHEDULE

The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Adviser Fee”).

The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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Advisory Fee Schedules

Aggregate Net Assets Include the Net Assets of the following funds in addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio-

500 Index Trust B	Not applicable	0.470% — first $500 million; and 0.460% — excess over $500 million.

Active Bond Trust	Active Bond Fund (JHF II)	0.600% — first $2.5 billion; 0.575%— next $2.5 billion; and 0.550%— excess over $5 billion

All Cap Core Trust	All Cap Core Fund (JHF II)	0.800% — first $500 million; and 0.750% — excess over $500 million.

Alpha Opportunities Trust	Alpha Opportunities Fund (JHF II)	0.975% — first $1 billion; 0.950%— next $1 billion; and 0.900% — excess over $2 billion

Blue Chip Growth Trust	Blue Chip Growth Fund (JHF II)

0.825% — first $1 billion; and

0.775% — excess over $1 billion.*

*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of Aggregate Net Assets.

Bond Trust	Not Applicable	0.650% — first $500 million; 0.600%— next $1 billion; 0.575%— next $1 billion; 0.550% — excess over $2.5 billion.

Capital Appreciation Trust	Capital Appreciation Fund (JHF II)	0.850% — first $300 million; 0.800% — between $300 million and $500 million; 0.700% — between $500 million and $1 billion; and 0.670% — excess over $1 billion.

Capital Appreciation Value Trust	Capital Appreciation Value Fund (JHF II)	See below

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Core Bond Trust	Core Bond Fund (JHF II)	0.690% — first $200 million; 0.640% — next $200 million; and 0.570% — excess over $400 million.

Core Strategy Trust	See below	See below

Currency Strategies Trust	Currency Strategies Fund (JHF II)	0.950% — first $250 million; 0.900% — next $250 million and 0.850% — excess over $500 million.

Emerging Markets Value Trust	Emerging Markets Fund (JHF II) Emerging Leaders Fund (JHF II)	1.00% — first $100 million; and 0.950% - excess over $100 million.

Equity Income Trust	Equity Income Fund (JHF II)

 0.825% — first $100 million;

0.800% — next $100 million;*

0.775% — next $300 million**

0.750% — next $500 million***

0.750% — excess over $1 billion

*When Aggregate Net Assets exceed $200 million on any day, the annual rate of advisory fee for that day is 0.800% on the first $200 million of Aggregate Net Assets.

**When Aggregate Net Assets exceed $500 million on any day, the annual rate of advisory fee for that day is 0.775% on the first $500 million of Aggregate Net Assets.

***When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.750% on the first $1 billion of Aggregate Net Assets.

Financial Industries Trust	John Hancock Financial Industries Fund	0.800% — first $250 million; 0.775% — next $250 million; 0.750% — next $500 million; and 0.725% — excess over $1 billion.

Franklin Templeton Founding Allocation Trust	See below	See below

Fundamental All Cap Core Trust	Fundamental All Cap Core Fund (JHF II)	0.675% — first $2.50 billion; and 0.650% — excess over $2.50 billion.

Fundamental Large Cap Value Trust	Fundamental Large Cap Value Fund (JHF II) Fundamental Value Trust	0.700% — first $500 million; 0.650% — next $500 million; and 0.600% — excess over $1 billion.

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Global Bond Trust	Global Bond Fund (JHF II)	0.700% — at all asset levels.

Global Trust	JHVIT International Value Trust Income Trust Mutual Shares Trust JHF II Global Fund International Value Fund Income Fund Mutual Shares Fund International Small Cap Fund	0.850% — first $1 billion; and 0.800% — excess over $1 billion.

Health Sciences Trust	Health Sciences Fund (JHF II)	1.050% — first $500 million; 1.000% — next $250 million 0.950% — excess over $750 million.

*When Aggregate Net Assets exceed $750 million, the advisory fee is 0.95% on all net assets

High Yield Trust	High Yield Fund (JHF II)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Income Trust	JHVIT International Value Trust Global Trust Mutual Shares Trust JHF II Income Fund International Small Cap Fund International Value Fund Global Fund Mutual Shares Fund

1.075% first $50 million;

0.915% next $150 million;

0.825% next $300 million; and

0.800% excess over $500 million

When Aggregate Net Assets exceed $500 million, the advisory fee is 0.800% on all net assets of the Income Trust.

International Core Trust	International Core Fund (JHF III) Global Equity (Ex-U.S.) Fund, a sub-fund (John Hancock Worldwide Investors, PLC.)	0.920% — first $100 million; 0.890% — next $900 million; 0.860% — next $1 billion; 0.830% — next $1 billion; 0.800% — next $1 billion; 0.780% — excess over $4 billion.

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International Equity Index Trust B	Not applicable	0.550% — first $100 million; and 0.530% — excess over $100 million.

International Growth Stock Trust	International Growth Stock Fund (JHF II)	0.850% — first $250 million; 0.800% — next $500 million and 0.750% — excess over $750 million.

International Small Company Trust	International Small Company Fund (JHF II)	0.950% — all asset levels

International Value Trust	JHVIT Global Trust Income Trust Mutual Shares Trust JHF II Global Fund Income Fund International Small Cap Fund International Value Fund Mutual Shares Fund

0.950% first $150 million;

0.850% next $150 million; and

0.800% excess over $300 million

When Aggregate Net Assets exceed $300 million, the advisory fee rate is 0.800% on all net assets of the International Value Trust.

Investment Quality Bond Trust	Investment Quality Bond Fund (JHF II)	0.600% — first $500 million; and 0.550% — excess over $500 million.

Lifecycle Trusts	See below	See below

Lifestyle MVPs	See below	See below

Lifestyle PS Series	See below	See below

Mid Cap Index Trust	Not Applicable	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Mid Cap Stock Trust	Mid Cap Stock Fund (JHF II	0.875% — first $200 million; 0.850% — next $300 million; and 0.825% — excess over $500 million.

Mid Value Trust	Mid Value Fund (JHF II)

1.050% — first $20 million;

1.000% — next $30 million; and

0.950% — excess over $50 million*.

* When Aggregate Net Assets exceed

$50 million, the advisory fee is 0.950% on all assets of the Mid Value Trust.

Money Market Trust	Money Market Fund (JHF II)	0.500% — first $500 million; and 0.470% — excess over $500 million.
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Money Market Trust B	Not applicable	0.500% — first $500 million; and 0.470% — excess over $500 million.

Mutual Shares Trust	Mutual Shares Fund (JHF II)

0.960% — first $750 million; and

0.920%  — excess over $750 million.

#When Aggregate Net Assets for the Mutual Shares Trust exceed $750 million, the advisory fee is 0.92% on all net assets of the Mutual Shares Trust.

New Income Trust (formerly, “Spectrum Income Trust”)	Not Applicable

0.725% first $50 million

0.675% next $50 million

When net assets exceed $100 million, the annual rate of advisory fee for that day is 0.650% on all net assets

When net assets exceed $250 million, the annual rate of advisory fee for that day is 0.600% on all net assets

When net assets exceed $500 million, the annual rate of advisory fee for that day is 0.575% on the first $500 million and 0.550% on the excess over $500 million

When net assets exceed $1 billion, the annual rate of advisory fee for that day is 0.550% on all net assets

Real Estate Securities Trust	Real Estate Securities Fund (JHF II)	0.700% — at all asset levels.

Real Return Bond Trust	Real Return Bond Fund (JHF II)	0.700% — first $1 billion; and 0.650% — excess over $1 billion.

Science & Technology Trust	Science & Technology Fund (JHF II)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Short Term Government Income Trust	Short Term Government Income Fund (JHF II)	0.570% — first $250 million; and 0.550% — excess over $250 million.

Small Cap Growth Trust	Small Cap Growth Fund (JHF II)	1.100% — first $100 million; 1.050% — next $400 million; and

1.000% — excess over $500 million;

Small Cap Index Trust	Not Applicable	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

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Small Cap Opportunities Trust	Small Cap Opportunities Fund (JHF II)	1.000% — first $500 million; 0.950% — next $500 million; 0.900% — next $1 billion; 0.850%— excess over $2 billion;

Small Cap Value Trust	Small Cap Value Fund (JHF II)	1.100% — first $100 million; 1.050% — next $500 million; and 1.000% — excess over $600 million.

Small Company Growth Trust	Small Company Growth Fund

1.050% — first $250 million; and

1.000% — excess over $250 million.

When Aggregate Net Assets of the following funds exceed $1 billion, the applicable rate is 1.000% on all net assets of the Small Company Growth Trust.

JHVIT

Small Cap Opportunities Trust

International Growth Stock Trust

Value Trust

JHF II

Small Company Growth Fund

Small Cap Opportunities Fund

International Growth Stock Fund

Value Fund

Small Company Value Trust	Small Company Value Fund (JHF II)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Strategic Equity Allocation Trust	Strategic Equity Allocation Fund (JHF II)	0.675% First $2.5 billion; 0.650% Next $5 billion; 0.625% Next 2.5 billion and 0.600% Excess over $10 billion.

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Strategic Income Opportunities Trust

Strategic Income Opportunities Fund (JHF II)

Strategic Income Opportunities Fund, a sub-fund (John Hancock Worldwide Investors, PLC.)

and

Income Allocation Fund (JHF II) (only with respect to the assets of the Income Allocation Fund managed according to the subadviser’s strategic income opportunities strategy)

0.700% — first $500 million; 0.650% — next $3 billion; and 0.600% — excess over $3.5 billion

Total Bond Market Trust B	Total Bond Market Trust A	0.470% — first $1.5 billion; 0.460% — excess over $1.5 billion
Total Stock Market Index Trust	Total Stock Market Index Fund (JHF II)	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.

Ultra Short Term Bond Trust	Not applicable	0.550% — first $250 million; and 0.530% — excess over $250 million.
U.S. Equity Trust	U.S. Equity Fund (JHF II)	0.780% — first $500 million; 0.760% — next $500 million; 0.740% — next $1 billion; and
0.720% — excess over $2 billion.
Utilities Trust	Utilities Fund (JHF II)	0.825% — first $600 million; 0.800% — next $300 million; 0.775% — next $600 million; and 0.700% — excess over $1.5 billion.

Value Trust	Value Fund (JHF II)	0.750% — first $200 million; 0.725% — next $300 million; and 0.650% — excess over $500 million.

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Capital Appreciation Value Trust

If net assets are less than $500 million, the following fee schedule shall apply:

Portfolio	First $250 million of Net Assets	Excess Over $250 million of Net Assets
Capital Appreciation Value Trust	0.950%	0.850%

If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

Portfolio	First $1 billion of Net Assets	Excess Over $1 billion of Net Assets
Capital Appreciation Value Trust	0.850%	0.800%

If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

Portfolio	First $500 million of Net Assets	Excess Over $500 million of Net Assets
Capital Appreciation Value Trust	0.850%	0.800%

If net assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Trust	0.800%

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Funds of Funds

The Adviser shall serve as investment adviser for each of the Trusts named below (each a “Fund of Funds”):

Core Strategy Trust Franklin Templeton Founding Allocation Trust Lifecycle 2010 Trust Lifecycle 2015 Trust Lifecycle 2020 Trust Lifecycle 2025 Trust Lifecycle 2030 Trust

Lifecycle 2035 Trust

Lifecycle 2040 Trust

Lifecycle 2045 Trust

Lifecycle 2050 Trust

(collectively, the “Lifecycle Trusts”)

Lifestyle Aggressive MVP

Lifestyle Balanced MVP

Lifestyle Conservative MVP

Lifestyle Growth MVP

Lifestyle Moderate MVP

(collectively, the “Lifestyle MVPs”)

Lifestyle Aggressive PS Series

Lifestyle Balanced PS Series

Lifestyle Conservative PS Series

Lifestyle Growth PS Series

Lifestyle Moderate PS Series

(collectively, the “Lifestyle PS Series”)

Certain Definitions:

“Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.

“Affiliated Funds” are any fund of John Hancock Trust (“JHVIT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHVIT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B. In the case of Core Fundamental Holdings Trust and Core Global Diversification Trust, Affiliated Funds also includes the funds of American Fund Insurance Series.

“Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHVIT, JHF II or JHF III, but only with respect to and for so long as such other Fund or Funds are managed by the same subadviser as the Fund of Funds.

“Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.

Adviser Fee:

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).

The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and

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(b) a fee on Other Assets. Each such fee shall each be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

(a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.

(b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.

Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHVIT for JHVIT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.

If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Fee Schedules:

	Rates Applied to Net Assets of the Fund of Funds
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $500 million	Excess Over $500 million	First $500 million	Excess Over $500 million

Core Strategy Trust	0.050%	0.040%	0.500%	0.490%

Franklin Templeton Founding Allocation Trust	0.050%	0.040%	0.500%	0.490%

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Lifecycle Trusts

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion

Each Lifecycle Trust	0.060%	0.050%	0.510%	0.500%

(1) Aggregate Net Assets. For each Lifecycle Trust, Aggregate Net Assets include the net assets of all the JHVIT Lifecycle MVPs, the net assets of all the JHF II Retirement Choices Portfolios, the net assets of all of the JHF II Retirement Living Portfolios and the net assets of all the JHF II Retirement Living II Portfolios.

Lifestyle MVPs

Lifestyle PS Series

	Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion

Each Lifestyle MVP Each Lifestyle PS Series	0.050%	0.040%	0.500%	0.490%

(1) Aggregate Net Assets. For each Lifestyle Trust and each Lifestyle PS Series, Aggregate Net Assets include the net assets of all the JHVIT Lifestyle MVPs, the JHVIT Lifestyle PS Series, the JHF II Lifestyle Portfolios and the JHF II Lifestyle II Portfolios. The JHVIT Lifestyle MVPs are: Lifestyle Aggressive MVP, Lifestyle Balanced MVP, Lifestyle Conservative MVP, Lifestyle Growth MVP and Lifestyle Moderate MVP. The JHVIT Lifestyle PS Series are: Lifestyle Aggressive PS Series, Lifestyle Balanced PS Series, Lifestyle Conservative PS Series, Lifestyle Growth PS Series and Lifestyle Moderate PS Series. The JHF II Lifestyle Portfolios are: the Lifestyle Aggressive Portfolio, Lifestyle Balanced Portfolio, Lifestyle Conservative Portfolio, Lifestyle Growth Portfolio and Lifestyle Moderate Portfolio. The JHF II Lifestyle II Portfolios are: the Lifestyle II Aggressive Portfolio, Lifestyle II Balanced Portfolio, Lifestyle II Conservative Portfolio, Lifestyle II Growth Portfolio and Lifestyle II Moderate Portfolio.

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